UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2024

GOLUB CAPITAL BDC 3, INC.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On April 9, 2024 Golub Capital BDC 3, Inc. (the “Company”), together with GBDC 3 Funding LLC, a direct, wholly owned subsidiary of the Company, as borrower (“GBDC 3 Funding”), entered into an amendment (together with certain other documents executed concurrently, the “Eighth DB Credit Facility Amendment”) with respect to the documents governing the revolving credit facility initially entered into as of September 10, 2019, by and among GBDC 3 Funding, the Company, the lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto, each of the entities from time to time party thereto as securitization subsidiaries and Deutsche Bank Trust Company Americas, as collateral agent and as collateral custodian (as amended, the “DB Credit Facility”).

The Eighth DB Credit Facility Amendment amended the DB Credit Facility to, among other things, (a) update the applicable margin such that borrowings under the DB Credit Facility will bear interest during the period during which GBDC 3 Funding may request drawdowns under the DB Credit Facility (the “Revolving Period”) at the applicable base rate plus 2.30% per annum and after the Revolving Period at the applicable base rate plus 2.80% per annum; (b) extend the Revolving Period to April 10, 2025 and the DB Credit Facility maturity date to the earliest of (i) three (3) years from the last day of the Revolving Period, (ii) the date on which the Company ceases to exist or (iii) the occurrence of an event of default; (c) appoint Deutsche Bank National Trust Company as successor collateral agent and as successor collateral custodian; (d) add Swiss francs, Danish krones, New Zealand dollars, Norwegian krona and Swedish krona as eligible currencies under the DB Credit Facility, add corresponding base rates for borrowings in such currencies, and otherwise conform the DB Credit Facility to accommodate such additions of eligible currencies; and (e) replace the applicable reference rate with respect to borrowings denominated in Canadian Dollars to the Canadian Overnight Repo Rate Average (“CORRA”), add an adjustment for a period of three (3) months equal to 0.32138% with respect to any advances or collateral obligations denominated in Canadian dollars, and otherwise conform the DB Credit Facility to accommodate CORRA as the reference rate for certain borrowings denominated in Canadian dollars. In connection with the Eighth DB Credit Facility Amendment, GBDC 3 Funding paid a fee based on the extension of the commitments of the DB Credit Facility.

The description above is only a summary of the material provisions of the Eighth DB Credit Facility Amendment and is qualified in its entirety by reference to a copy of the Eighth DB Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Amendment No. 8 to Loan Financing and Servicing Agreement and Amendment No. 1 to Account Control Agreement, dated as of April 9, 2024, among GBDC 3 Funding LLC, as borrower, Golub Capital BDC 3, Inc., as servicer and as equityholder, Deutsche Bank AG, New York Branch, as facility agent, as agent and as a committed lender, Deutsche Bank Trust Company Americas, as resigning collateral agent and as resigning collateral custodian, and Deutsche Bank National Trust Company, as successor collateral agent and as successor collateral custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: April 15, 2024	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer